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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            Digi International, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

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     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.
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     (1) Amount Previously Paid:

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                             DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
                                  952/912-3444


                                                                January 12, 2001
Dear Stockholder:

      We are providing additional information to supplement the Proxy Statement that was previously mailed to you on December 21, 2000 in connection with the 2001 Annual Meeting of Stockholders of Digi International Inc.

      Since the date of the Proxy Statement, we have announced that James Tucker joined the Company as our vice president of business development. In connection with Mr. Tucker becoming an officer of the Company, he also resigned from our Board of Directors. We are committed to limiting membership on our Board to outside directors and the Company's Chief Executive Officer. Accordingly, Mr. Tucker will not be a candidate for election as a director of the Company as originally stated in the Proxy Statement. We do not plan to name a substitute nominee at this time.

      Enclosed is a copy of the press release issued on January 8, 2001 with additional information regarding Mr. Tucker's appointment as our vice president of business development.

      There is no need for you to take any action with regard to this revised information and this does not affect the proxy card previously sent to you with the Proxy Statement. Any votes cast for Mr. Tucker will be disregarded.

      We look forward to your attendance either in person or by proxy at our January 24, 2001 Annual Meeting of Stockholders.

                                       Sincerely,

                                       /s/ Joseph T. Dunsmore

                                       Joseph T. Dunsmore
                                       Chairman of the Board





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            DIGI INTERNATIONAL STRENGTHENS ACQUISITION AND STRATEGIC
                               INVESTMENT STRATEGY

        JAMES TUCKER APPOINTED AS VICE PRESIDENT OF BUSINESS DEVELOPMENT


MINNEAPOLIS, JANUARY 8, 2001 - Digi International (Nasdaq: DGII), the leading worldwide provider of data communications hardware and software, announced today the launch of a venture capital fund with an initial allocation of $10 million that will reinforce Digi's leadership in its core markets.

James Tucker, who has been appointed as vice president of business development to accelerate the company's acquisition and strategic investment initiative, will oversee the fund. Tucker will be responsible for accelerating Digi's position through acquisition into other key wireline and wireless technology areas as well as expanding Digi's breadth and depth in vertical markets including retail operations and industrial automation. The company recently completed the acquisition of I/O Networks to strengthen its focus on USB technology and key vertical markets.

Tucker, age 44, takes over as Digi's new vice president of business development after serving as a member of the Board of Directors of the company since October 2000. He previously served as vice president of global business development for Open Port Technology, Inc., an Internet software company, since January 2000. From July 1997 to December 1999, Tucker served as director of strategic sales initiatives for 3COM Corporation. From April 1994 to June 1997, he was director of sales for the network systems division of U.S. Robotics. Before that, he held various sales, marketing and general management positions at IBM Corporation from 1976 to 1994.

"We are excited to have James Tucker at the helm to drive this initiative and identify acquisition and strategic investment opportunities in this opportunity-rich environment," said Joe Dunsmore, chairman, president and CEO of Digi International. "Furthermore, Jim's broad communications background and industry connections will serve Digi extremely well moving forward."

Tucker has resigned from Digi's Board of Directors. There are no current plans to replace him.

                                    - more -


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ABOUT DIGI INTERNATIONAL

Digi International (Nasdaq: DGII), based in Minneapolis, is a leading worldwide provider of data communications hardware and software, delivering seamless connectivity solutions for peripheral connectivity, server-based remote access and LAN markets. The company markets its products through a global network of distributors and resellers, systems integrators and original equipment manufacturers (OEMs).

For more information, visit Digi's Web site at www.digi.com, where a multimedia presentation detailing Digi's game plan for growth has been posted, or call
(800) 344-4272 (U.S.) or (612) 912-3444 (International).

All brand names and product names are trademarks or registered trademarks of their respective companies.

FINANCIAL CONTACTS:
Kris Krishnan, Digi International Inc.
(952) 912-3125 or s_krishnan@digi.com

Don De Laria, Digi International Inc.
(952) 912-3126 or don_delaria@digi.com

PRESS CONTACTS:
Adam Gaber, PepperCom, PR for Digi International
(212) 931-6115 or agaber@peppercom.com

Mary Jo Gentry, Digi International Inc.
(952)912-3361 or maryjo_gentry@digi.com



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